                                  EXHIBIT 23.7

                         Independent Auditors' Consent
                         -----------------------------


We consent to the incorporation by reference in Registration Statements Nos. 333-01297, 333-01299, 33-52044, 33-89528, and 33-61485 of Parametric Technology
Corporation on Form S-8 of our report dated April 4, 1995 (relating to the consolidated financial statements of Rasna Corporation, not presented separately herein) appearing in this Annual Report on Form 10-K of Parametric Technology Corporation for the year ended September 30, 1996.



/S/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP

San Jose, California
December 19, 1996